Exhibit 10.2

AMENDMENT NO. 1 TO
DEBENTURE AND WARRANT PURCHASE AGREEMENT
and

AMENDMENT NO. 1 TO
CONVERTIBLE DEBENTURE

THIS AMENDMENT NO. 1 TO THE DEBENTURE AND NOTE PURCHASE AGREEMENT AND AMENDENT NO. 1 THE CONVERTIBLE DEBENTURE (the “Amendment”) is made effective as of the 17th day of November, 2008, by and between Microfluidics International Corporation, a Delaware corporation (the “Company”), and Global Strategic Partners, LLC , a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company and Investor entered into a Debenture and Warrant Purchase Agreement dated as of November 14, 2008 (the “Purchase Agreement”) whereby the Investor purchased a $5,000,000 convertible debenture (the “Debenture”) and a warrant to purchase common stock of the Company (the “Warrant”); and

WHEREAS, the Company and the Investor would like to amend the Purchase Agreement and Debenture as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investor and the Company hereby agree that the Purchase Agreement and the Debenture shall be amended as set forth herein, and the parties hereto further agree as follows:

1.                                      Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the meanings set forth in the Purchase Agreement.

2.                                      Amendments.

2.1                                 Amendment to Purchase Agreement. Section 6.3 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“6.3                           Board Representation; Observer Rights.

(a)                                  Until the third (3rd) anniversary of this Agreement, at any election of directors of the Board either at a meeting of the stockholders or by written consent, the Company shall, if so requested by Investor, nominate one (1) person specified by Investor to serve on the Board and the Company shall use its best efforts to cause the election of such person to its Board.

(b)                                 If at any time Investor exercises any portion of the Warrant, at any election of directors of the Board either at a meeting of the stockholders or by written consent, the Company shall, if so requested by Investor, nominate such persons designated by Investor as may be necessary to cause Investor’s representation on the

Board to be proportional to Investor’s stockholdings in the Company and the Company shall use its best efforts to cause the election of such persons to its Board. As an illustration, and without limiting the application of the foregoing provisions, if the authorized number of directors to serve on the Board is fixed at five (5) directors and Investor has exercised the Warrant such that it holds 40% of outstanding Common Stock, then Investor shall be entitled to nominate two (2) persons to serve on the Board and the Company agrees to use its best efforts to cause the election of such nominees to the Board.

(c)                                  The Company shall give the Investor at least thirty (30) days’ written notice prior to the mailing of any proxy statement or written consent to its stockholders in connection with the election of directors in order to permit the Investor to exercise its rights under this Section 6.3.

(d)                                 To the extent that the Investor is entitled to nominate a director to serve on the Board pursuant to this Section 6.3 and does not so exercise such right, the Company shall invite a representative of the Investor, to be determined by the Investor in its sole discretion, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and all other materials that it provides to the directors; provided, however, that such representative agrees in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.”

2.2                                 Amendment to Debenture. Section 4 of the Debenture is hereby deleted and of no further effect.

3.                                      Terms of Agreement and Debenture. Except as expressly modified hereby, all terms, conditions and provisions of the Purchase Agreement and the Debenture shall continue in full force and effect.

4.                                      Conflicting Terms. In the event of any inconsistency or conflict between the Purchase Agreement and the Debenture, on the one hand, and this Amendment, on the other hand, the terms, conditions and provisions of this Amendment shall govern and control.

5.                                      Entire Agreement. This Amendment and the Purchase Agreement (and the schedules and exhibits thereto, including but not limited to the Debenture) constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

Microfluidics International Corporation

By:	/s/ Michael C. Ferrara

Name:	Michael C. Ferrara

Title:	CEO

INVESTOR:

Global Strategic Partners, LLC

By:	/s/ Bruce Wendel

Name:	Bruce Wendel

Title:	EVP, Corp. Dev.